Exhibit 24.1

POWER OF ATTORNEY

MDS ENERGY PUBLIC 2012 PROGRAM

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and/or directors of MDS Energy Development, LLC , a Pennsylvania limited liability company, has filed with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-1 relating to certain securities of MDS Energy Public 2012 Program, and hereby constitutes and appoints Michael D. Snyder, his/her true and lawful attorney-in-fact, with full power of substitution and resubstitution and with full power on the part of said attorney-in-fact to act without any other person, for him/her and in his/her name, place and stead, in any and all capacities, to sign such Registration Statement, and any and all amendments, including pre-effective amendments and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and all states and other jurisdictions wherein such Registration Statement and amendments thereto may be filed for securities compliance measures, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: June 8, 2012	/s/ Michael D. Snyder
Michael D. Snyder, Chief Executive Officer and President

Dated: June 8, 2012	/s/ Russell D. Hogue
Russell D. Hogue, Chief Financial Officer

Dated: June 8, 2012	/s/ Randall L. Morris, Jr.
Randall L. Morris, Jr., Vice President and Chief Engineer

Dated: June 8, 2012	/s/ Brannon P. McPherson
Brannon P. McPherson, Managing Executive Vice President of Partnership Administration

Dated: June 8, 2012	/s/ Gregory R. Hill
Gregory R. Hill, Executive Vice President of Partnership Administration